Exhibit 5.1

                                 BRYAN CAVE LLP
                             ONE METROPOLITAN SQUARE
                           211 N. BROADWAY, SUITE 3600
                         ST. LOUIS, MISSOURI 63102-2750
                                 (314) 259-2000
                            FACSIMILE: (314) 259-2020

DENIS P. MCCUSKER                                        DMCCUSKER@BRYANCAVE.COM
 DIRECT DIAL NUMBER
  (314) 259-2455


                                October 19, 2000



Board of Directors
Applied Digital Solutions, Inc.
400 Royal Palm Way, Suite 410
Palm Beach, Florida  33480

Ladies and Gentlemen:

     We are acting as counsel for Applied Digital Solutions, Inc., a Missouri corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to 9,587,019 shares of the Company's common stock, $.001 par value per share, issuable under the Applied Digital Solutions, Inc. 1999 Flexible Stock Plan (As Amended Through September 1, 2000) (the "Plan").

     In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Second Restated Articles of Incorporation and Bylaws of the Company as amended and now in effect, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based upon and subject to the foregoing, it is our opinion that the 9,587,019 shares of common stock of the Company covered by the Registration Statement, when issued, or issued on exercise of awards granted pursuant to the Plan, will be legally issued, fully paid and non-assessable shares of common stock of the Company.

     This opinion is not rendered with respect to any laws other than the laws of Missouri and the Federal law of the United States. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.



                                                     Very truly yours,

                                                     /S/ BRYAN CAVE LLP